UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

Xenonics Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3186 Lionshead Avenue Carlsbad, California	92010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on July 30, 2010, Xenonics Holdings, Inc. (the “Company”) received a notice from the staff of the Corporate Compliance Department of the NYSE Amex (the “Exchange”) stating that the Company had failed to regain compliance with the Exchange’s continued listing standards and that, accordingly, the Company’s common stock was subject to a delisting proceeding. Specifically, the Exchange advised the Company that it was not in compliance with Section 1003(a)(iii) of the Exchange’s Company Guide because the Company’s stockholders’ equity was less than $6,000,000. In accordance with Sections 1009(d) and 1203 of the Exchange’s Company Guide, the Company appealed the determination of the Exchange’s staff by requesting a hearing before a Listing Qualifications Panel. The hearing was held on September 14, 2010.

On September 15, 2010, the Company received notice from the Exchange that the appeal was denied and the Company’s common stock would be delisted from the Exchange as of September 22, 2010. The Company then requested and received an extension of the delisting date to September 24, 2010.

The Company’s common stock will be traded on the over-the-counter market and quoted on the OTC Bulletin Board on September 27, 2010. On September 27, 2010 the Company issued a press release disclosing its receipt of the notices from the Exchange summarized above. A copy of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 — Xenonics Holdings, Inc. Press Release dated September 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

September 27, 2010	By:	/s/ Richard S. Kay

	Name:	Richard S. Kay
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Xenonics Holdings, Inc. Press Release dated September 27, 2010